UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 6, 2014 (February 28, 2014)

Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2011, QC Holdings, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association, as Agent and Arranger (the “Agent”), and the lenders that are parties thereto (collectively, the “Lenders”). On February 28, 2014, the Company, the Agent and the Lenders entered into a Fourth Amendment Agreement, which amended the provision in the the Credit Agreement with respect to a Maximum Loss Ratio. The amended covenant provides that effective as of January 31, 2014, the Company will not permit or suffer the Loss Ratio (as defined in the Credit Agreement) determined for the Company and its Subsidiaries on a Consolidated basis, as of the end of each fiscal month, measured on a trailing 12-month basis, to be more than or equal to (i) 30% for the monthly periods ending January 31, 2014 and February 28, 2014, and (ii) 28% for each monthly period thereafter. The covenant prior to amendment provided that the trailing 12 month Loss Ratio would not be more than or equal to 28%. “Loss Ratio” means, for the period of determination, the percentage of the provision for losses to revenues, as each item is shown on the consolidated income statement of the Company and its Subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.
Date: March 6, 2014

	By:	/s/ Douglas E. Nickerson
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer